UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 8, 2010

EMPIRE RESORTS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-12522	13-3714474
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Monticello Casino and Raceway, Route 17B, P.O. Box 5013, Monticello, NY		12701
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (845) 807-0001

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officer; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 8, 2010, G. Michael Brown resigned as Chairman of the Board of Directors of Empire Resorts, Inc. (the “Company”), effective immediately, due to health reasons.  Emanuel Pearlman, a current director of the Company, has been unanimously elected by the Board of Directors to replace Mr. Brown as the non-executive Chairman of the Board of Directors.

The Company’s Board of Directors has also unanimously elected Joseph D’Amato, its Chief Executive Officer and Chief Financial Officer, as a director to fill the vacancy resulting from Mr. Brown’s resignation.  Mr. D’Amato will serve as a Class I director, with a term expiring at this year’s annual meeting of the Company’s stockholders.

Mr. D’Amato was appointed to the Company’s Board of Directors pursuant to the recommendation of Kien Huat Realty III Limited (“Kien Huat”), the Company’s largest stockholder.  Under the terms of the Investment Agreement, dated as of August 19, 2009, by and between Kien Huat and the Company (the “Investment Agreement”), Kien Huat is entitled to recommend three directors whom the Company is required to cause to be elected or appointed to its Board of Directors (such directors, the “Board Representatives”), subject to the satisfaction of all legal and governance requirements regarding service as a director of the Company and to the reasonable approval of the Governance Committee of the Board of Directors.  Kien Huat  will be entitled to recommend three Board Representatives under the terms of the Investment Agreement for so long as it owns at least 24% of the voting power of the Company outstanding at such time, after which the number of Board Representatives whom Kien Huat  will be entitled to designate for election or appointment to the Board of Directors will be reduced as follows:  (i) to two, for so long as Kien Huat  owns capital stock of the Company with at least 16% of the voting power of the Company; (ii) to one, for so long as Kien Huat  owns capital stock of the Company with at least 8% (but less than 16%) of the voting power of the Company; and (iii) to zero, at such time that Kien Huat  owns no capital stock or capital stock with less than 8% of the voting power of the Company.  The Company is not aware of any transaction in which Mr. D’Amato has an interest requiring disclosure under Item 404(a) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 8, 2010, the Board of Directors of the Company also updated the Second Amended and Restated By-Laws of the Company (the “By-laws”), effective immediately, to reflect the existing bifurcated roles of Chairman of the Board of Directors and Chief Executive Officer of the Company.  A copy of the amendment to the By-laws is attached as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01.	Other Events.

On September 9, 2010, the Company issued a press release announcing the resignation of Mr. Brown and the unanimous election of Mr. D’Amato to the Company’s Board of Directors and Mr. Pearlman as the non-executive Chairman of the Board of Directors, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description
3.1	Amendment to Second Amended and Restated By-laws of the Company, effective September 8, 2010.
99.1	Press release, issued by the Company on September 9, 2010.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMPIRE RESORTS, INC.

Dated: September 9, 2010	By:	/s/ Joseph A. D’Amato
Name: Joseph A. D’Amato
Title: Chief Executive Officer

Exhibits

Exhibit No.	Description
3.1	Amendment to Second Amended and Restated By-laws of the Company, effective September 8, 2010.
99.1	Press release, issued by the Company on September 9, 2010.